                                                                     EXHIBIT 2.2

            FIRST AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

      THIS FIRST AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "Amendment") is made and entered into as of the 30th day of March, 2005, between WCA of North Carolina, L.P., a Delaware limited partnership ("WCA NC"), MRR Southern, LLC, a North Carolina limited liability company ("Seller"), WCA Waste Corporation, a Delaware corporation ("WCA") and WCA of Wake County, L.P., a Delaware limited partnership ("WCA Wake").

                              STATEMENT OF PURPOSE

      WCA NC, Seller, WCA and the other parties thereto have entered into that certain Membership Interest Purchase Agreement dated as of January 14, 2005 (the "Purchase Agreement"), pursuant to which Seller has agreed to sell, and WCA NC has agreed to purchase, Seller's entire membership interest in each of Material Reclamation, LLC ("Reclamation"), Material Recovery, LLC ("Recovery"), MRR of High Point, LLC ("High Point") and MRR Wake Transfer Station, LLC ("Wake"), each a North Carolina limited liability company. WCA NC and Seller desire to amend the Purchase Agreement in order to (a) substitute WCA Wake as the purchaser of Seller's entire membership interest in each of Reclamation, Recovery and Wake, with WCA NC continuing as the purchaser of Seller's entire membership interest in High Point, and (b) permit Seller or any Company, as the case may be, to distribute and assign any Excluded Asset to such designee as Seller or any such Company may designate. Capitalized terms used herein shall have the meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

      NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties agree as follows:

      1. AMENDMENT WITH RESPECT TO WCA WAKE. The parties hereto hereby agree that the Purchase Agreement is hereby amended in order to substitute WCA Wake as the purchaser of Seller's entire membership interest in each of Reclamation, Recovery and Wake, with WCA NC continuing as the purchaser of Seller's entire membership interest in High Point. To that end, all references to "Buyer" in the Purchase Agreement shall mean (a) WCA NC with respect to Seller's entire membership interest in High Point and (b) WCA Wake with respect to Seller's entire membership interest in Reclamation, Recovery and Wake. WCA Wake agrees to be bound by all of the terms and conditions of the Purchase Agreement as if it were a signatory thereto and to assume all of the obligations of WCA NC thereunder with respect to the purchase of Seller's entire membership interest in Reclamation, Recovery and Wake. All obligations of WCA under the Purchase Agreement, including, without limitation, WCA's obligations under Article 7 thereunder, shall apply to WCA Wake in the same manner as such obligations apply to WCA NC.

      2. AMENDMENT WITH RESPECT TO SELLER DESIGNEE AS ASSIGNEE OF EXCLUDED ASSETS. The parties hereto hereby agree that the Purchase Agreement is hereby amended in order to permit Seller or any Company, as the case may be, to distribute and assign to MRR High Point

Real Estate, LLC immediately prior to Closing (a) the grinder described in
Section 2.4(a) of the Purchase Agreement and (b) the land described in Section 2.4(b) of the Purchase Agreement.

      3. CLOSING DATE. The parties hereto agree that the Closing shall take place at, and the Purchase Agreement is hereby amended in order to define the "Closing Date" as, 10:00 a.m. EST on April 1, 2005 or such other time as Seller and Buyer may mutually agree upon.

      4. MISCELLANEOUS.

            (a) Effect of Amendment. Except as specifically amended hereby or otherwise agreed, the Purchase Agreement and the documents related thereto are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Amendment shall be deemed to be incorporated into the Purchase Agreement and made a part thereof.

            (b) Governing Law. This Amendment shall be construed, interpreted, enforced and governed by and under the laws applicable to the Purchase Agreement. The jurisdiction, venue and service of process provisions set forth in Section 12.7 of the Purchase Agreement are hereby incorporated by reference.

            (c) Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their duly authorized corporate officers, as of the date first set forth above.

                                    MRR SOUTHERN, LLC

                                    By: /s/ F. Norbert Hector, Jr.
                                        ---------------------------------------
                                    Name: F. Norbert Hector, Jr.
                                    Title: Manager

                                    WCA OF NORTH CAROLINA, L.P.

                                    By: WCA NC General, Inc.

                                    By: /s/ J. Edward Menger
                                        ----------------------------------------
                                    Name: J. Edward Menger
                                          --------------------------------------
                                    Title: Vice President
                                           -------------------------------------
                                    ITS: General Partner

                                    WCA WASTE CORPORATION

                                    By: /s/ J. Edward Menger
                                        ----------------------------------------
                                    Name: J. Edward Menger
                                          --------------------------------------
                                    Title: Vice President & General Counsel
                                           -------------------------------------

                                    WCA OF WAKE COUNTY, L.P.

                                    By: WCA Wake County Management General, Inc.

                                    By: /s/ J. Edward Menger
                                        ----------------------------------------
                                    Name: J. Edward Menger
                                          --------------------------------------
                                    Title: Vice President
                                           -------------------------------------
                                    ITS: General Partner

[First Amendment to Membership Interest Purchase Agreement]